Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of AIAI Holdings Corporation of our report dated November 21, 2025 (except as to the error correction discussed in Note A, as to which the date is January 26, 2026), with respect to the financial statements of C.C. Carlton Industries, Ltd. included herein. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Forvis Mazars, LLP

Dallas, Texas

January 26, 2026